UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this item is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The furnishing of this report is not intended to constitute a determination by TIB Financial Corp. (Nasdaq: TIBB) (the “Company”) that the information is material or that the dissemination of the information is required by Regulation FD.

North American Financial Holdings, Inc. (“NAFH”), owner of approximately 94% of the Company’s common stock, has scheduled a conference call with NAFH's equity investors to discuss matters relevant to those investors.  On that call, NAFH intends to disclose that it is seeking regulatory approval to combine its three banks, Capital Bank, TIB Bank and NAFH National Bank  and that it may also seek to combine its holding companies (the Company, NAFH, and Capital Bank Corporation).  NAFH cautioned that no assurances can be given that applicable regulatory approvals will be obtained, that the transactions described above will be consummated, or if consummated, as to the timing, price, structure or other terms of the transactions.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: March 11, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer